Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated November 9, 2006, accompanying the balance sheet of NY Credit Trust as of November 9, 2006 included in the Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in this Registration Statement and Prospectus of NY Credit Trust on Form S-11, and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
New York, NY
November 10, 2006